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                                                                    Exhibit 1(d)

                           NUVEEN INVESTMENT TRUST II

                     AMENDED AND RESTATED ESTABLISHMENT AND
                            DESIGNATION OF SERIES OF
                         SHARES OF BENEFICIAL INTEREST


     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the "Declaration"), of Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 27, 1997, established and designated one series of Shares (as defined in the Declaration), Nuveen Blue Chip Growth Fund (the "Fund") to have the special and relative rights described in such Establishment and Designation of Series; and

     WHEREAS, the Trustees of the Trust now desire to amend and restate such Establishment and Designation of Series in order to redesignate the name of such series;

     NOW THEREFORE, the Trustees of the Trust, this 13th day of August 1997, hereby amend and restate the Establishment and Designation of Series as follows:

     1.   The Nuveen Blue Chip Growth Fund is redesignated:

          Nuveen Rittenhouse Growth Fund

     2. The Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of the Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

     3. Shareholders of the Fund shall vote either separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.
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     4.   The assets and liabilities of the Trust shall be allocated among the
Fund and any other series of Shares that may be established from time to time as set forth in Article IV, Section 5 of the Declaration.

     5. The designation of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

     6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Fund designated hereby without any action or consent of the Shareholders.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 13th day of August, 1997.



_________________________             _______________________
Anthony T. Dean,                      Timothy R. Schwertfeger,
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois  60606              Chicago, Illinois  60606



________________________              ______________________
James E. Bacon,                       William L. Kissick,
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois  60606              Chicago, Illinois  60606



________________________              ______________________
Thomas E. Leafstrand,                 Shelia W. Wellington,
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois  60606              Chicago, Illinois  60606

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STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )

     Then personally appeared the above-named person(s) who are know to me to be Trustee(s) of the Trust whose name(s) and signature(s) are affixed to the foregoing Designation of Series and who acknowledged the same to be his/her free act and deed, before me this 13th day of August, 1997.



                        ______________________________
                        Notary Public
                        My Commission Expires _________